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                        The Commonwealth of Massachusetts
                             WILLIAM FRANCIS GALVIN
                          secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)

                            ARTICLE I The name of the
                                 corporation is:

                         American Playhouse Realty, Inc.

                                   ARTICLE II
                 The purpose of the corporation is to engage in the following business activities:

To own and operate a theater for public and private performances.

To carry on any other business, transaction or activity which may be lawfully carried on by a corporation organized under Massachusetts General Laws, Ch. 156B, as amended.


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                              CONTINUATION SHEET 2B


                             Article VI Continuation


The other lawful provisions for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders, are set forth in this Article VI.

         (a) By-laws. The By-laws may provide that the directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

         (b) Meetings. Meetingsof the stockholders of the corporation may be held anywhere in the United States.

         (c) Acting as Partner. The corporation may be a general or limited partner in any business enterprise it would have power to conduct by itself.

         (d) Indemnification. The corporation may provide, either in the corporation's By-laws or by contract, for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent presently permitted by law; provided, however, that if applicable law is hereafter modified to permit indemnification in situations where it was not theretofore permitted, then such indemnification may be permitted to the full extent permitted by such law as amended.

         (e) Transactions with Interested Persons. The By-laws may contain provisions providing that no contract or transaction of the corporation shall be void or voidable by reason of the fact that any officer, director or stockholder of the corporation may have held an interest therein.

         (f) Vote Required for Certain Transactions. The vote of a majority of the outstanding shares of each class of stock outstanding and entitled to vote thereon shall be sufficient to approve any agreement of merger or consolidation of the corporation with or into another corporation or of another corporation into the corporation, or to approve any sale, lease or exchange of substantially all of the assets of the corporation, notwithstanding any provision of law that would otherwise require a greater vote in the absence of this provision of
Article VI.

         (g) Elimination of Directors' Personal Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.


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                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the form provided therefor.

                                  ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable)

         120 Boylston Street, Suite 502
         Boston, MA 02116

b. The name, residence and post office address (if different) of the directors and officers of the corporation are:

---------------------------------------------------------------------------------------
                       NAME                   RESIDENCE             POST OFFICE ADDRESS
---------------------------------------------------------------------------------------
PRESIDENT:         Jon B. Platt          220 Boylston Street                Same
                                         Boston, MA 02116
---------------------------------------------------------------------------------------
TREASURER:         Jon B. Platt          220 Boylston Street                Same
                                         Boston, MA 02116
---------------------------------------------------------------------------------------
CLERK:             Jon B. Platt          220 Boylston Street                Same
                                         Boston, MA 02116
---------------------------------------------------------------------------------------
DIRECTORS:         Jon B. Platt          220 Boylston Street                Same
                                         Boston, MA 02116
---------------------------------------------------------------------------------------

c. The fiscal year (i.e., tax year) of the corporation shall end on the Last day of the month of December
d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:








                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE



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CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 27th day of June 1995

                                                     /s/ Carol R. Newman
                                                     Carol R. Newman



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                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 12



                           I hereby certify that, upon examination of these
                  articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 28th dayof June 1995





                           /s/ William Francis Galvin
                          Secretary of the Commonwealth
                             WILLIAM FRANCIS GALVIN







                  FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.



              PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT TO:

                             Jay F. Theise, Esquire
                               Cherwin & Glickman
                             One International Place
                                Boston, MA 02110
                            Telephone: (617) 330-1625


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